Exhibit 10.1

Applied Optoelectronics, Inc.

$70,000,000

5.00% Convertible Senior Notes due 2024

PURCHASE AGREEMENT

February 28, 2019

Raymond James & Associates, Inc.

Cowen and Company, LLC

c/o Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, FL 33716

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchasers”), as set forth below.

1.                                      The Transactions.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $70,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2024 (the “Firm Notes”) to be issued pursuant to the terms of an indenture (the “Indenture”) to be dated as of the Closing Date among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $10,500,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2024 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). The Notes shall initially be convertible into 56.9801 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, per $1,000 principal amount of Notes, as described in the Offering Memorandum, defined below.  The shares of Common Stock into which the Notes may be converted are referred to herein as the “Underlying Shares.”  The material terms and provisions of the Notes are described in the Disclosure Package as of the Applicable Time and the Offering Memorandum dated the date hereof (each as defined below) under the heading “Description of the Notes”. The due and punctual payment of the principal of, and interest on, the Notes will be unconditionally and irrevocably guaranteed on a senior, unsecured basis, jointly and severally by any U.S. domestic subsidiary of the Company formed or acquired after the Closing Date (as defined in Section 3 hereof) that executes a guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes, the Guarantees and the Underlying Shares hereinafter are referred to collectively as the “Securities.”

The Notes and the Guarantees will be offered and sold to the Initial Purchasers (the “Offering”) pursuant to an exemption from the registration requirements of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”).

In connection with the sale of the Notes and the Guarantees, the Company (i) has prepared a preliminary offering memorandum dated February 27, 2019 (the “Preliminary Offering Memorandum”), setting forth information regarding the Company the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below); and (ii) will prepare the term sheet substantially in the form attached in Schedule I hereto (the “Final Term Sheet”) as approved by the Initial Purchasers.  Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof, in form and substance reasonably satisfactory to you (the “Offering Memorandum”).  The Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum will incorporate by reference the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2018 and (ii) Current Reports on Form 8-K filed on each of January 25, 2019 and February 7, 2019 (other than information in the documents that is deemed not to be filed with the Commission) (all such documents listed in clauses (i) and (ii) referred to herein as the “Incorporated Documents”).  Any references herein to the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto made prior to the completion of the Offering.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes and the Guarantees by the Initial Purchasers.  As used herein, “Disclosure Package” means the Preliminary Offering Memorandum and the Final Term Sheet issued at or prior to 8:30 p.m. New York City time on the date of this Agreement (the “Applicable Time”).

The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers propose to make an offering of some or all of the Notes purchased by the Initial Purchasers hereunder, and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, on the terms set forth in the Disclosure Package to persons whom the Initial Purchasers reasonably believe are qualified institutional buyers (“QIBs”) as defined in Rule 144A of the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.

This Agreement, the Securities and the Indenture are herein referred to as the “Offering Documents.”

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agree with the Initial Purchasers that:

(a)                         The Disclosure Package. The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Disclosure Package or any amendment or supplement thereto.

(b)                                 The Offering Memorandum. The Offering Memorandum, as of the date set forth on the front cover thereof, does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Offering Memorandum (together with any supplement or amendment thereto) as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in, and actually used in, the Offering Memorandum or any amendment or supplement thereto.

(c)                                  Authorization of Use.  The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

(d)                                 No Communications or Solicitations. The Company has not made any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than: (i) the Preliminary Offering Memorandum; (ii) the Disclosure Package; (iii) the Offering Memorandum; and (iv) any materials or information provided to investors by the Company, or with the written approval of the Company, in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (each such communication by the Company, an “Issuer Written Communication”) without the prior consent of the Initial Purchasers.

(e)                                  Due Incorporation. The Company and each of its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offering Memorandum and the Disclosure Package (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) has not had or will not have a material adverse effect on the condition (financial or other), business, properties,  net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate any transactions contemplated by the Agreement, including the issuance and sale of the Notes and the issuance of Underlying Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect “).

(f)                           The Agreement. The Company has the full right, power and authority to enter into this Agreement, and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes (or will constitute) a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and public policy considerations and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, examinership, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally or by general principles of equity.

(g)                                  The Indenture.  The Company has the full right, power and authority to enter into the Indenture, and to perform and discharge its obligations thereunder; and the Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and public policy considerations and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, examinership, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally or by general principles of equity.

(h)                                 The Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and public policy considerations and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, examinership, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally or by general principles of equity.  The certificates evidencing the Notes are in accordance with the Indenture and have been duly authorized for issuance by the Company.

(i)                             The Underlying Shares. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into cash, shares of the Underlying Shares or a combination of cash and shares of the Underlying Shares, at the Company’s election, in accordance the terms of the Notes and the Indenture; the Underlying Shares reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.

(j)                                    Capitalization. The capitalization of the Company is, and as of the Closing Date will be, as set forth under the caption “Capitalization” in the Offering Memorandum and the Disclosure Package. All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights. Except as set forth in the Offering Memorandum and the Disclosure Package, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), each such grant was made in accordance with the terms of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq (to the extent applicable at the time of such grant). The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects. The capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Offering Memorandum and the Disclosure Package (or any amendment or supplement thereto). The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except those identified in the Offering Memorandum and the Disclosure Package. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit A hereto. As used in this Agreement, subsidiaries shall mean the entities listed on Exhibit A.

(k)                         No Domestic Subsidiaries. The Company does not have, and will not as of the Closing Date have, any Domestic Subsidiaries (as defined in the Offering Memorandum).

(l)                                     No Consents Required; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Indenture, and the consummation of the transactions contemplated under the Agreement and Indenture, including the issuance and sale of the Notes (including the Guarantees) and the issuance of the Underlying Shares by the Company, will not (i) require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under applicable U.S. state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers), (ii) conflicts with or will conflict with or  constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound (an “Existing Instrument”), (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(m)                             Preemptive Rights. There are no preemptive rights or other rights (other than the rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Offering Memorandum or the Disclosure Package) in any Existing Instrument to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or share capital or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s shareholders or between any of the subsidiaries and any of such subsidiary’s shareholders, or to the Company’s knowledge, between or among any of the Company’s shareholders or any of its subsidiaries’ shareholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or share capital or other equity interests or which in any way affect any shareholder’s or stockholder’s ability or right to alienate freely or vote such shares.

(n)                         Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(o)                                 Independent Registered Public Accountants. Grant Thornton LLP (“Grant Thornton”), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Offering Memorandum and the Disclosure Package, is an independent registered public accounting firm within the meaning of the Securities Act.

(p)                                 Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Offering Memorandum and the Disclosure Package present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Company’s SEC filings incorporated by reference in the Offering Memorandum and the Disclosure Package.

(q)                                 Absence of Material Changes. Since the date of the most recent financial statements included or incorporated by reference in the Offering Memorandum and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Offering Memorandum and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction not in the ordinary course of business which is material to the Company or any of its subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company or any of its subsidiaries, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock or share capital of the Company, (v) any change in the capital stock or share capital (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the exchange of exchangeable indebtedness), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon exchange of exchange indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock or share capital (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

(r)                            Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Offering Memorandum, the Disclosure Package or a document incorporated by reference therein (or any amendment or supplement thereto) but are not described as required. Except as disclosed in the Disclosure Package or Offering Memorandum, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, that would reasonably be expected to individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or the Indenture or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.

(s)                                   No Violation. Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its certificate of incorporation or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(t)                                    Permits. Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Offering Memorandum, subject to such qualifications as may be set forth in the Disclosure Package and the Offering Memorandum, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Offering Memorandum; and, except as described in the Disclosure Package and the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(u)                         Not an Investment Company. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(v)                                 No Price Stabilization. Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Guarantees.

(w)                               Good Title to Property. The Company and each of its subsidiaries has good and valid title to all property (real and personal) described in the Disclosure Package and the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Disclosure Package and the Offering Memorandum or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(x)                                 Intellectual Property Rights. The Company and each of its subsidiaries owns and has full  right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect. There is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, except where such infringement or conflict that, if the subject of an unfavorable decision, would not have a Material Adverse Effect.

(y)                         No Labor Disputes. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder (collectively, “ERISA”) concerning the employees of the Company or any of its subsidiaries.

(z)                                  Taxes. The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes other than those (i) that are being contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP or (ii) that, if not paid, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than those (i) that are being contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect, or (iii) disclosed in the Disclosure Package or Offering Memorandum, there are no tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all transfer and other taxes that are required to be paid in connection with the offer and sale of the Securities to be sold by the Company to the Initial Purchasers will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(aa)                  ERISA. To the Company’s knowledge, the Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would, individually or in the aggregate, have a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(bb)                          Compliance with Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety (with respect to environmental exposure to hazardous of toxic substances or wastes, or pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(cc)                    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(dd)                          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ee)                    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and concluded that such disclosure controls and procedures were effective.

(ff)                              No Integration; No General Solicitation; No Registration.  None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to which no representation and warranty is given) has or will, directly or indirectly, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any “security” (as defined in the Securities Act) which is or could  be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.  Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Sections 4 and 11 hereof and their compliance with their agreements set forth therein, the offer and sale of the Notes and the Guarantees to the Initial Purchasers and the Initial Purchasers’ initial resale of the Notes and the Guarantees in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended.

(gg)         No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Disclosure Package or the Offering Memorandum or a document incorporated by reference therein and which has not been so described.

(hh) Brokers Fees. Except as disclosed in the Offering Memorandum and Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(ii)           Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Offering Memorandum have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(jj)           Nasdaq Global Market; Exchange Act Registration. The shares of Common Stock are registered pursuant to Section  12(b) of the Exchange Act and are listed on the Nasdaq Global Market (“Nasdaq”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon.

(kk)         Sarbanes-Oxley Act. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes- Oxley Act (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and Nasdaq promulgated thereunder. Without limiting the foregoing, the Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Sections 402, 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(ll)           Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee  of the Company or any of its subsidiaries  has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)      Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Offering Memorandum or a document incorporated by reference therein which have not been described as required.  Except as described in the Disclosure Package and the Offering Memorandum, the Company has not, directly or indirectly, including through any subsidiary, extended any outstanding personal loans or other credit to or for any of its directors or executive officers.

(nn)         Rule 144; No Listing. No securities of the Company or any subsidiary are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act.

(oo)         Statistical or Market-Related Data. Nothing has come to the attention of the Company that has caused it to believe that the statistical, industry-related and market-related data included or incorporated by reference in the Disclosure Package and the Offering Memorandum are not based on or derived from sources that are accurate and reliable in all material respects.

(pp)         Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act,  the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(qq)         Trade Controls and Sanctions Laws and Regulations.

(rr)           OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (1) the target of any U.S. sanctions laws and regulations, including without limitation those administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); (2) located, organized, or resident in a country or territory that is, or whose government is, the target of a comprehensive trade embargo by the United States Government (currently, Cuba, Crimea, Iran, North Korea and Syria (collectively, “Embargoed Countries”)); or (3) engaged in any dealings or transactions in Embargoed Countries or with or for the benefit of any country, person, or entity that is the target of U.S. sanctions laws and regulations (“Sanctioned Party”).

(aa)         The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing or facilitating the activities , business, or transactions in any Embargoed Countries or with any Sanctioned Party.

(bb)         Neither the Company, its subsidiaries, nor any Person acting on behalf of the Company or its subsidiaries, respectively, shall export or reexport, directly or indirectly, from the United States any commodities, technology, technical data, or software without first obtaining any licenses, authorizations, or other approvals as may be required.

(ss)          Margin Securities. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof, as described under “Use of Proceeds” in the Disclosure Package and Offering Memorandum, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)           Rated Securities. At the Applicable Time there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

(uu)         Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2016, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(vv)         Tax Disclosure. The tax disclosures contained in the Offering Memorandum under the heading “Material U.S. Federal Income Tax Considerations” represent a true and accurate description of the material tax consequences of the matters summarized herein.

Any certificate signed by an officer of the Company and delivered to any Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Initial Purchasers as to the matters set forth therein.

3.             Purchase, Sale and Delivery of the Notes.

(a)           On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees to purchase from the Company, at a price equal to 96.00% of their principal amount, the respective aggregate principal amount of the Firm Notes set forth on Schedule II hereto.

(b)           In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, to purchase up to $10,500,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes, plus accrued interest, if any, from the Closing Date (as hereinafter defined) to the Additional Closing Date (as hereinafter defined).  The option granted hereunder may be exercised at any time, on or before the thirtieth day following the date of the Offering Memorandum upon written notice by the Initial Purchasers to the Company, provided that such option may be exercised up to two times. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Optional Notes as to which the Initial Purchasers are exercising the option and (ii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as hereinafter defined) and in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes).  Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.”  The Additional Closing Date shall not be earlier than the second business day after the date on which the option shall have been exercised and must be not later than eight full business days after the date the Initial Purchasers exercise the option, with the actual date determined by the Initial Purchasers.  The Initial Purchasers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.  If any Optional Notes are to be purchased, each Initial Purchaser agrees to purchase from the Company the principal amount of Optional Notes that bears the same proportion to the total principal amount of Optional Notes to be purchased as the total principal amount of Firm Notes.

(c)           Delivery of and payment for the Firm Notes shall be made at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m., New York time, on March 5, 2019, or at such other date as the Initial Purchasers and the Company may agree upon, such time and date being herein referred to as the “Closing Date.”  The Firm Notes shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Initial Purchasers by the Company.  One or more global securities representing the Firm Notes shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company, credited to the accounts of such of its participants as the Initial Purchasers shall request, upon notice to the Company at least forty-eight hours prior to the Closing Date.

(d)           Delivery to the Initial Purchasers of and payment for the Optional Notes shall be made on the Additional Closing Date in the same manner and in the same office and at the same time of day as payment for the Firm Notes.

4.             Certain Agreements of the Initial Purchasers.  Each of the Initial Purchasers hereby represent and agree that it has not and will not use or authorize use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes other than (i) the Disclosure Package and the Offering Memorandum; (ii) any Issuer Written Communication; (iii) any written communication prepared by the Initial Purchasers and approved by the Company in advance in writing; (iv) any Bloomberg or other electronic communications providing certain ratings or proposed terms of the Notes or relating to marketing, administrative or procedural matters in connection with the offering of the Notes; or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included in the Disclosure Package or the Offering Memorandum.

5.             Offering by the Initial Purchasers.  The Initial Purchasers propose to make an offering  of the Notes at the price and upon the terms set forth in the Disclosure Package as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.  The Initial Purchasers may from time to time thereafter change the price and other selling terms.

6.             Certain Covenants.  For purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes.  The Company covenants and agrees with the Initial Purchasers that:

(a)           The Company will not amend or supplement the Disclosure Package or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the consent of the Initial Purchasers (which consent shall not be unreasonably withheld).  At any time prior to the completion of the initial resale of the Securities by the Initial Purchasers, the Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Disclosure Package or the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(b)           The Company will use its commercially reasonable efforts to cooperate with the Initial Purchasers in arranging for the qualification or exemption of the Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Notes by the Initial Purchasers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(c)           If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Disclosure Package or the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchasers of any such event and (subject to Section 6(a)) forthwith amend or supplement such Disclosure Package or Offering Memorandum at its own expense so that, as so amended or supplemented, such Disclosure Package or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(d)           The Company will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of each of the Disclosure Package, the Offering Memorandum or any amendment or supplement thereto as the Initial Purchasers or its counsel may reasonably request.

(e)          During the period of three years from the Closing Date, the Company will furnish to the Initial Purchasers as soon as practicable after mailing, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed other than materials filed with the Commission via EDGAR.

(f)          The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.

(g)           None of the Company or any of its affiliates (as defined in Rule 144(a) under the Security Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration of such Notes under the Securities Act.

(h)           For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(i)            For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety by a seller under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any such seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j)            During the period from the Closing Date until one year after the Closing Date, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144(a) under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(k)           The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby.

(l)            The Company will permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(m)          The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the full number of Underlying Shares upon conversion of the Notes.

(n)           Upon conversion of the Notes, The Company will use its best efforts to effect and maintain the listing of the Underlying Shares on Nasdaq.

(o)           During the period of 90 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchasers, the Company (i) will not offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly,  any capital stock, any other equity security of the Company and any security convertible into, or exercisable or exchangeable for, any of the Company’s capital stock or other such equity security (each a “Relevant Security”), or make any announcement of any of the foregoing and (ii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes (including the Guarantees) as contemplated by this Agreement and the issuance of the Underlying Shares, and the Company’s issuance of shares of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options, restricted stock awards and restricted stock units under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Disclosure Package and the Offering Memorandum.  The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans and for a universal shelf registration statement for which there will be no takedown during such 90-day period.

(p)        The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions on its part to the obligations of the Initial Purchasers to purchase and accept delivery of the Notes.

(q)        Between the date hereof and the issuance of the Notes, the Company will not do or authorize any act or thing that would result in a conversion rate adjustment to the Notes assuming they are outstanding.

7.             Expenses.  Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 13 or otherwise), the Company agrees that it will pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of the Disclosure Package, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Disclosure Package, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offer and sale of the Notes and the Guarantees; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, the Guarantees and the Underlying Shares, including any transfer tax or any stamp or other duties payable in connection with the offer, original issuance and sale of the Securities to the Initial Purchasers and resale by the Initial Purchasers to the purchasers thereof in the matter contemplated by this Agreement; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers relating to such registration and qualification; provided such fees and disbursements shall not exceed $15,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company ; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; and (x) any fees charged by investment rating agencies for the rating of the Notes.  Notwithstanding the foregoing, the Company may, in the sole discretion of the Company’s management, reimburse the Initial Purchasers for the reasonable and documented legal fees and expenses of counsel to the Initial Purchasers in an amount not to exceed $350,000 in the aggregate.

8.             Conditions of the Initial Purchasers’ Obligations.  For purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Firm Notes  and any Additional Closing Date for the Optional Notes.  The obligations of the Initial Purchasers to purchase and pay for the Notes are subject to accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(i)            The Initial Purchasers shall have received opinions in form and substance reasonably satisfactory to the Initial Purchasers, dated the Closing Date, of Haynes and Boone, LLP, counsel to the Company, covering the matters set forth on Exhibit B hereto, of the General Counsel for the Company, covering the matters set forth on Exhibit C hereto, of Zhong Lun Law Firm, counsel to the Company, with respect to Global Technologies, Inc. and covering the matters set forth on Exhibit D hereto, and of Maples and Calder (Hong Kong) LLP, counsel to the Company, with respect to Prime World International Holding Ltd. and covering the legal matters set forth on Exhibit E hereto.

(ii)           The Initial Purchasers shall have received an opinion of Latham & Watkins LLP, counsel to the Initial Purchasers, dated the Closing Date, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require.

(iii)          The Initial Purchasers shall have received from Grant Thornton, independent registered public accountants for the Company, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, letters dated the date hereof and the Closing Date confirming that is an independent registered public accountant within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Disclosure Package and the Offering Memorandum.

(iv)          The Initial Purchasers shall have received from each of the officers and directors listed on Schedule III hereto an executed Lock-Up Agreement in substantially the form of Exhibit F hereto.

(v)           The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(vi)          None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, rule, regulation, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement, the

Disclosure Package, the Offering Memorandum, or the other Offering Documents.

(vii)         Subsequent to the date of this Agreement and since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof),  no event or condition of a type described in Section 2(q) shall have occurred or exist which event or condition is not disclosed in the Disclosure Package and the Offering Memorandum the effect of which, in the judgment of the Initial Purchasers, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Disclosure Package and the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any subsidiary, or any of their respective officers or directors that makes any material statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and its counsel, requires the making of any addition to or change in the Disclosure Package and the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(viii)        The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the president and chief executive officer and the chief financial officer of the Company (in their capacities as such), to the effect that:

a.             All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with in all material respects.

b.             The issuance and sale of the Securities pursuant to this Agreement, the Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers’ knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or in connection with any other transactions contemplated by this Agreement, the Disclosure Package, the Offering Memorandum, or the other Offering Documents.

c.             Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or condition of a type described in Section 2 (q) shall have occurred or exist which event or condition is, not disclosed in the Disclosure Package and the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any subsidiary, or any of their respective officers or directors that makes any material statement made in the Disclosure Package and the Offering Memorandum untrue or that requires the making of any addition to or change in the Disclosure Package or the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(ix)          Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchasers) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(x)           Since the date of this Agreement, there shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

(xi)          The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the closing conditions or other obligations, contained in this Agreement.

(xii)         At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(xiii)        The shares of Common Stock issuable upon conversion of the Notes will be duly listed, subject to notice of issuance, for quotation on Nasdaq.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers.  The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

9.             Indemnification.

(a)           The Company shall indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable and documented attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in  the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein.  The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 17 hereof.  This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b)           The Initial Purchasers shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act,

and (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable and documented attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchasers expressly for use therein; provided, however, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchasers.  The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 17 hereof.  This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses)).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

10.          Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes and the Guarantees (net of discounts but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Initial Purchasers, respectively.  The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 10, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total price at which the Notes and the Guarantees resold by such Initial Purchasers in the initial placement of such Notes and Guarantees were offered to investors exceeds the amount of any damages which the Initial Purchasers has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, (A) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchasers, and (1) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (2) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses).  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed.  The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amount of the Notes and the Guarantees purchased by each of the Initial Purchasers hereunder and not joint.

11.          Offering of Securities; Restrictions on Transfer.  Each of the Initial Purchasers, severally and not jointly, represents and warrants that it is a QIB and an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act (“Regulation D”).  Each of the Initial Purchasers acknowledges and agrees with the Company as to itself only that (i) the Notes, the Guarantees and the Underlying Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from, or in a transaction not subject to the registration requirements of the Securities Act; (ii) it is purchasing the Notes and the Guarantees pursuant to a private sale exemption from registration under such Act and it is not acquiring the Notes and the Guarantees with the intention of offering or selling the Notes and the Guarantees in a transaction that would violate the Securities Act or the securities laws of any state in the United States or any other applicable jurisdiction in which it offers or sells Notes and Guarantees or distributes the Disclosure Package or the Offering Memorandum; (iii) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and (iv) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons whom such Initial Purchasers reasonably believe are QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions meeting the requirements under Rule 144A.

12.          Survival Clause.  The respective representations, warranties, agreements, covenants, and indemnities of the Company and the Initial Purchasers set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Sections 9 and 10 hereof and (ii) delivery of and payment for the Notes and the Guarantees, and shall, subject to Section 15 hereof, be binding upon and shall, subject to Section 15 hereof inure to the benefit of, any successors, permitted assigns, heirs, legal representatives of the Company, the Initial Purchasers and the indemnified parties referred to in Section 9 hereof.  The respective agreements, covenants, and indemnities set forth in Sections 7, 9, 10, 12 and 13 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

13.          Termination.  (a)  This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given in the event that (x) any condition described in Section 8 is not fulfilled or waived in writing by the Initial Purchasers on or prior to the Closing Date or (y) if, at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:

(i)            any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;

(ii)           trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iii)          a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

(iv)          (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum; or

(v)           any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.

(b)           Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 13 shall be without liability of any party to any other party except as provided in Section 12 hereof.

(c)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes and the Guarantees provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable and documented fees and the expenses of their counsel, Latham & Watkins LLP), incurred by the Initial Purchasers in connection herewith.

14.          Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand delivered, facsimiled, mailed by first-class mail, or couriered by next-day air courier and confirmed in writing to the Initial Purchasers c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Tom Donegan, facsimile number: (866) 597-4039 and c/o Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: Equity Capital Markets, facsimile number: (646) 562-1249, with a copy to Tad Freese and Brian Paulson, facsimile number: (650) 463-2600.  If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to Applied Optoelectronics, Inc., 13139 Jess Pirtle Blvd., Sugar Land, Texas. Telephone: (281) 295-1808; facsimile number: (281) 966-6988, Attention: David Kuo, and with a copy to Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, Attention: Frank Wu, facsimile number: (713)-236-5659.

15.          Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes and Guarantees from the Initial Purchasers will be deemed a successor or an assign because of such purchase.  Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

16.          No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchasers at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17.          Information Supplied by the Initial Purchasers.  The statements set forth in the first sentence of the first paragraph, the third sentence of the seventh paragraph and the first sentence of the ninth paragraph in the Offering Memorandum under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchasers to the Company for purposes of Sections 2(a), 9(a) and 9(b) hereof.

18.          Miscellaneous.

(a)           The Company acknowledges and agrees that each Initial Purchaser in providing investment banking services to the Company in connection with the Offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Initial Purchaser to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, the Initial Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto.  Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

19.          Defaulting Initial Purchaser. If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated severally in the proportions that the principal amount of Securities set forth opposite its respective name in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchaser to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or of the Company. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

20.          Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

21.          APPLICABLE LAW; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this Agreement, along with all counterparts hereof shall become a binding agreement among the Company and the Initial Purchasers in accordance with its terms.

Very truly yours,

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Stefan J. Murry
Name: Stefan J. Murry
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.

COWEN AND COMPANY, LLC

Raymond James & Associates, Inc.

By:	/s/ Peter F. Pergola
Name: Peter F. Pergola
Title: Senior Vice President

Cowen and Company, LLC

By:	/s/ Bill Follis
Name: Bill Follis
Title: Managing Director

Schedule I

FINAL TERM SHEET

[Attached]

PRICING TERM SHEET	CONFIDENTIAL
February 28, 2019

Applied Optoelectronics, Inc.

Offering of

$70,000,000 Aggregate Principal Amount of

5.00% Convertible Senior Notes due 2024

The information in this pricing term sheet supplements Applied Optoelectronics, Inc.’s preliminary offering memorandum, dated February 27, 2019 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Offering Memorandum.  As used in this pricing term sheet, “we,” “our” and “us” refer to Applied Optoelectronics, Inc. and not to its subsidiaries.

Issuer	Applied Optoelectronics, Inc.

Guarantors	Each of our future Domestic Subsidiaries that are not Immaterial Subsidiaries.

Ticker / Exchange for Common Stock	AAOI / NASDAQ Global Market (“NASDAQ”).

Trade Date	March 1, 2019.

Settlement Date	March 5, 2019.

Notes	5.00% convertible senior notes due 2024 (the “Notes”).

Principal Amount	$70,000,000 (or, if the initial purchasers fully exercise their option to purchase additional Notes, $80,500,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date.

Maturity	March 15, 2024, unless earlier repurchased, redeemed or converted.

Stated Interest Rate	5.00% per annum.

Interest Payment Dates	March 15 and September 15 of each year, beginning on September 15, 2019.

Record Dates	March 1 and September 1.

Last Reported Sale Price per Share of Common Stock on NASDAQ on February 28, 2019	$13.50.

1

Conversion Premium	Approximately 30.0% above the Last Reported Sale Price per Share of Common Stock on NASDAQ on February 28, 2019.

Initial Conversion Price	Approximately $17.55 per share of our common stock.

Initial Conversion Rate	56.9801 shares of our common stock per $1,000 principal amount of Notes.

Settlement upon Conversion

At any time before the close of business on the scheduled trading day immediately before the maturity date, noteholders may convert their Notes at their option into shares of our common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $66.3 million (or approximately $76.4 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and our estimated offering expenses. We expect to use the net proceeds from this offering to fully repay our Capex Loan and our Term Loan with BB&T, and the remainder for general corporate purposes.

Book-Running Managers	Raymond James & Associates, Inc.
Cowen and Company, LLC

CUSIP / ISIN Numbers	03823U AA0 / US03823UAA07.

Optional Redemption

The Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after March 15, 2022, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of a holder of Notes as of the close of business on a record date to receive the related interest payment on the corresponding interest payment date), but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum.

2

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change

If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation, as described below) to the make-whole fundamental change effective date and the stock price of such make-whole fundamental change:

Make-Whole Fundamental Change Effective	Stock Price
Date	$13.50	$14.00	$15.00	$17.55	$20.00	$22.82	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00
March 5, 2019	17.0939	15.8779	13.7627	9.7858	7.2240	5.1981	4.0700	3.0938	2.3573	1.7935	1.3569	1.0160	0.7485	0.3731	0.1468
March 15, 2020	17.0939	15.8779	13.6473	9.5037	6.8895	4.8650	3.7600	2.8182	2.1193	1.5914	1.1877	0.8763	0.6345	0.3013	0.1074
March 15, 2021	17.0939	15.6943	13.3067	8.9607	6.3035	4.3146	3.2628	2.3898	1.7587	1.2926	0.9431	0.6784	0.4763	0.2047	0.0558
March 15, 2022	17.0939	15.2636	12.6407	8.0074	5.3235	3.4378	2.4996	1.7600	1.2497	0.8880	0.6251	0.4312	0.2865	0.0993	0.0108
March 15, 2023	17.0939	14.5050	11.4213	6.2524	3.6050	2.0228	1.3520	0.8858	0.5960	0.4043	0.2709	0.1749	0.1053	0.0222	0.0000
March 15, 2024	17.0939	14.4486	9.6867	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•                  if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•                  if the stock price is greater than $50.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $13.50 (subject to adjustment in the same manner) (such immediately preceding number, as so adjusted, the “reference price”), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 74.0740 shares of our common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

Increase to Conversion Rate for Conversions Occurring Outside a Make-Whole Fundamental Change Conversion Period	If a Note is to be converted and the relevant conversion date is

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before March 15, 2022 and does not occur during the make-whole fundamental change conversion period for any make-whole fundamental change, then, notwithstanding anything to the contrary, the conversion rate applicable to such conversion will be subject to increase pursuant to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” (as amended by this pricing term sheet) in the same manner as if:

•                  a make-whole fundamental change had occurred whose make-whole fundamental change effective date corresponds to such conversion date;

•                  the stock price for such make-whole fundamental change is the greater of (i) the reference price; and (ii) the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before such conversion date; and

•                  such conversion date is deemed to have occurred during the make-whole fundamental change conversion period for such make-whole fundamental change.

However, in no event will the conversion rate be increased pursuant to the provisions described in the preceding sentence to an amount that exceeds 67.3400 shares of our common stock per $1,000 principal amount of Notes (the “premium-limited maximum conversion rate”) in respect of any Note to be converted and whose conversion date occurs before the date that is one year after the last original issue date of such Note.  The premium-limited maximum conversion rate is subject to adjustment in the same manner as, and at the same time, the conversion rate is required to be adjusted pursuant to paragraph (1) under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally” in the Preliminary Offering Memorandum.

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender.  The information in this pricing term sheet does not purport to be a complete description of the Notes or the offering.

The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.  The initial purchasers are initially offering the Notes only to qualified

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institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.  The Notes and the shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes.

Neither this pricing term sheet nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Schedule II

Principal Amount
Initial Purchasers	of Notes

Raymond James & Associates, Inc.	$35,000,000

Cowen and Company, LLC	$35,000,000

Total	$70,000,000

Schedule III

Lock Up Signatories

Chih-Hsiang (Thompson) Lin, Ph.D., Chairman, President and Chief Executive Officer

William H. Yeh, Non-Executive Director

Richard B. Black, Non-Executive Director

Alan Moore, Non-Executive Director

Alex Ignatiev, Ph.D., Non-Executive Director

Min-Chu (Mike) Chen, Ph.D.

Che-Wei Lin, Non-Executive Director

Stefan J. Murry, Ph.D., Chief Financial Officer and Chief Strategy Officer

Hung-Lun (Fred) Chang, Ph.D., Senior Vice President and North America General Manager

Shu-Hua (Joshua) Yeh, Senior Vice President and Asia General Manager

David C. Kuo, Vice President, General Counsel and Corporate Secretary

Exhibit A

Subsidiaries of the Company:

Prime World International Holdings, Ltd. (British Virgin Islands)

Global Technology, Inc. (China)

Exhibit F

Form of Lock-Up Agreement

, 2019

Raymond James & Associates, Inc.

630 Fifth Avenue, Suite 2950

New York, NY 10111

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Applied Optoelectronics, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), of its Convertible Senior Notes due 2024 (the “Notes”).

In order to induce you, Raymond James & Associates, Inc. and Cowen and Company, LLC, as Initial Purchasers named in the Purchase Agreement (the “Purchase Agreement”) to be entered into in connection with the offering of the Notes, to purchase Notes in the Offering, the undersigned hereby agrees that, without the prior written consent of the Initial Purchasers, during the period from the date hereof until ninety (90) days from the date of the final offering memorandum relating to the Offering (the “Lock-Up Period”), the undersigned (a) will not offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any Relevant Security (as defined below) or any securities convertible into, exercisable for, or exchangeable for shares of Relevant Security and (b) will not enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.  The foregoing sentence shall not apply to:

(1)                                 the transfer of shares of a Relevant Security by the undersigned (a) by bona fide gift or gifts, will or intestacy; or (b) to the immediate family of the undersigned or any trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(2)                                 transfers of shares of Relevant Security to accounts that the undersigned controls that results only in a change in the form of the undersigned’s beneficial ownership of securities without changing the undersigned pecuniary interest in the securities and does not result in the obligation to file a report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(3)                                 the transfer of shares of a Relevant Security by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(4)                                 the transfer of shares of a Relevant Security to the Company upon a vesting event of such Relevant Security or upon the exercise of options or warrants to purchase shares of such Relevant Security, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; and

(5)                                 the grant or exercise of stock options granted pursuant to the Company’s existing stock option plans.

Notwithstanding the foregoing, the undersigned may transfer Relevant Securities pursuant to clauses (1) through (5) above, provided that for clauses (1), (2) and (3) above, (i) any resulting donee, trustee, distributee, or transferee, as the case may be, of Relevant Securities executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto; (ii) any such transfer shall not involve a disposition for value; (iii) such transfers are not required to be reported with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Exchange Act; and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period.

As used herein, “Relevant Security” means the capital stock, any other equity security of the Company and any security convertible into, or exercisable or exchangeable for, any of the Company’s capital stock or other such equity security, whether now owned or hereafter acquired by the undersigned or may be deemed to be beneficially owned by the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder if such transfer would constitute a violation or breach of this Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities if such transfer would constitute a violation or breach of this Agreement.  The undersigned hereby further agrees that, without the prior written consent of the Initial Purchasers, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

It is understood that the undersigned will automatically be released from the obligations under this Agreement if (a) the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, or (b) the Company advises the Initial Purchasers in writing prior to the execution of the Purchase Agreement that it has determined not to proceed with the Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

(Signature page follows)

Very truly yours,

By:

Print Name: